UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

NB Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14103	52-2063921
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

65 East 55th Street, New York, New York	10022
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 212-632-8697

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 1, 2008, NB Capital Corporation (the “Company”) amended its Deposit Agreement, dated March 1998 (the “Deposit Agreement”), among the Company, the National Bank of Canada (the “Bank”), The Bank of Nova Scotia Trust Company of New York, and the holders from time to time of the receipts described therein. The Deposit Agreement governs the deposit of the Company’s outstanding shares of 8.35% Noncumulative Exchangeable Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), and the Company’s outstanding depositary shares, each representing a one-fortieth (1/40th) interest in a share of Series A Preferred Stock (the “Depositary Shares”). Pursuant to the Amendment to Deposit Agreement, dated as of January 1, 2008 (the “Amendment”), by and among Computershare Inc. (“Computershare”), Computershare Trust Company, N.A. (the “Trust Company”), the Company and the Bank, the Company appointed the Trust Company as the successor depositary and Computershare as the successor paying agent under the Deposit Agreement.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Securityholders.

The information contained in Item 1.01 above is incorporated by reference herein. The rights of holders of Series A Preferred Stock or Depositary Shares were not materially modified by the Amendment to the Deposit Agreement described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Deposit Agreement, dated as of January 1, 2008, by and among Computershare Inc., Computershare Trust Company, N.A., NB Capital Corporation and National Bank of Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NB Capital Corporation

Date: January 4, 2008	By:	/s/ Martin-Pierre Boulianne
Name: Martin-Pierre Boulianne Title: Assistant Secretary